SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2000
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                          Battle Mountain Gold Company
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             (Exact name of registrant as specified in its charter)

   Nevada                           1-9666                     76-0151431
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(State or other                   (Commission                (IRS Employer
jurisdiction                      File Number)             Identification No.)
of incorporation)

333 Clay Street, 42nd Floor
Houston, Texas                                                    77002
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code: (713) 650-6400
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                                 Not applicable
          (Former name or former address, if changed since last report)

                     This document consists of 5 pages. The
             exhibit index is contained on page 5 of this document.

Item 5.  Other Events

         On June 21, 2000, Battle Mountain Gold Company (the "Company") announced that it had entered into (i) an Agreement and Plan of Merger, dated as of June 21, 2000 (the "Merger Agreement"), among the Company, Newmont Mining Corporation ("Newmont"), and Bounty Merger Corp., a wholly-owned subsidiary of Newmont ("Newmont Sub"), and (ii) an Arrangement Agreement, dated as of June 21, 2000 (the "Arrangement Agreement"), among the Company, Battle Mountain Canada Ltd., a subsidiary of the Company ("BMC"), Newmont and Newmont Sub.

         The Merger Agreement provides for the merger of Newmont Sub with and into the Company (the "Merger"), pursuant to which the Company will become a wholly-owned subsidiary of Newmont. In connection with the Merger, (i) each share of the Company's common stock will be converted into the right to receive
0.105 shares of Newmont's common stock and (ii) each share of the Company's $3.25 convertible preferred stock will be converted into one share of a new class of $3.25 convertible preferred stock of Newmont having terms and conditions substantially similar to those of the Company's preferred stock. Simultaneously with the Merger and pursuant to the Arrangement Agreement, each exchangeable share of BMC will be converted into the right to receive 0.105 shares of Newmont's common stock.

         Concurrently with the execution of the Merger Agreement, Noranda Inc. ("Noranda") entered into a Support/Voting Agreement, dated June 21, 2000, among Noranda, Newmont and the Company (the "Voting Agreement"), whereby Noranda agreed, among other things, to vote its shares (and those of its controlled affiliates) of Company common stock and BMC exchangeable shares to approve the Merger Agreement and the Arrangement Agreement. As of June 21, 2000, Noranda and its controlled affiliates held approximately 28% of the outstanding voting power in respect of the common stock (including as a result of their ownership of exchangeable shares, which are entitled to vote on a one-for-one basis with the holders of Company common stock as a single class) and approximately 65% of the outstanding voting power in respect of the exchangeable shares.

         In connection with the Merger Agreement, the Arrangement Agreement and the Voting Agreement, (i) the Company entered into Amendment No. 4 to the Rights Agreement, dated as of November 10, 1988 (as amended and restated as of July 19, 1996 and as further amended as of November 10, 1998), between the Company and The Bank of New York (the "Company Rights Amendment") and (ii) BMC entered into the Second Amendment to the Rights Agreement, dated as of July 19, 1996 (as further amended as of November 10, 1998), between BMC and CIBC Mellon Trust Company (f/k/a The R-M Trust Company) (the "BMC Rights Amendment"). In addition, on June 21, 2000, the Company's Board of Directors adopted a resolution amending the Company's Bylaws to exempt the transactions described herein from certain anti-takeover provisions of Nevada corporate law (the "Bylaw Amendment").

         Attached as exhibits hereto are conformed copies of the Merger Agreement, the Arrangement Agreement, the Voting Agreement, the Company Rights Amendment, the BMC Rights Amendment and the Bylaw Amendment (the "Exhibits"). The descriptions of the Exhibits contained herein are qualified in their entirety by reference to the Exhibits, which are expressly incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

                  2.1 Agreement and Plan of Merger, dated June 21, 2000, by and among Battle Mountain Gold Company, Newmont Mining Corporation and Bounty Merger Corp.

                  2.2 Arrangement Agreement, dated as of June 21, 2000, made among Battle Mountain Gold Company, Battle Mountain Canada Ltd., Newmont Mining Corporation and Bounty Merger Corp.

                  4.1      Amendment to the Bylaws of Battle Mountain Gold
                           Company

                  4.2 Amendment No. 4, dated as of June 21, 2000, to the Rights Agreement, dated as of November 10, 1988 (as amended and restated as of July 19, 1996 and as further amended as of November 10, 1998), between the Company and The Bank of New York

                  4.3 Second Amendment, dated as of June 20, 2000, to the Rights Agreement, dated as of July 19, 1996 (as further amended as of November 10, 1998), between BMC and CIBC Mellon Trust Company (f/k/a The R-M Trust Company)

                  10.1 The Support/Voting Agreement, dated June 21, 2000, among Noranda Inc., Newmont Mining Corporation and Battle Mountain Gold Company

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                             BATTLE MOUNTAIN GOLD COMPANY


                             By: /s/ Greg V. Etter
                                 -----------------
                                 Name:  Greg V. Etter
                                 Title: Vice President and General Counsel

Dated: June 23, 2000

                                  EXHIBIT INDEX

Exhibit
Number            Exhibit
------            -------
2.1               Agreement and Plan of Merger, dated June 21, 2000, by and
                  among Battle Mountain Gold Company, Newmont Mining Corporation and Bounty Merger Corp.

2.2 Arrangement Agreement, dated as of June 21, 2000, made among Battle Mountain Gold Company, Battle Mountain Canada Ltd., Newmont Mining Corporation and Bounty Merger Corp.

4.1               Amendment to the Bylaws of Battle Mountain Gold Company

4.2 Amendment No. 4, dated as of June 21, 2000, to the Rights Agreement, dated as of November 10, 1988 (as amended and restated as of July 19, 1996 and as further amended as of November 10, 1998), between the Company and The Bank of New York

4.3 Second Amendment, dated as of June 20, 2000, to the Rights Agreement, dated as of July 19, 1996 (as further amended as of November 10, 1998), between BMC and CIBC Mellon Trust Company (f/k/a The R-M Trust Company)

10.1 The Support/Voting Agreement, dated June 21, 2000, among Noranda Inc., Newmont Mining Corporation and Battle Mountain Gold Company